Exhibit 99

                    ADVANCED MARKETING SERVICES ANNOUNCES INVESTIGATION



SAN DIEGO, CALIFORNIA, JULY 23, 2003 / PR NEWSWIRE / - Advanced Marketing Services, Inc. (NYSE: MKT), a leading global provider of customized services to book retailers and publishers, disclosed that a search warrant and related subpoena were issued by the U.S. District Court for the Southern District of California, and were served today at its corporate headquarters seeking records limited to the company's advertising services.

Michael M. Nicita, President and CEO, commented, "The company is cooperating fully with the investigation and, based on our own prior review of our advertising services, believes it has not engaged in any wrongdoing. We are confident that, after reviewing the records, the authorities will reach the same conclusion."


                     ABOUT ADVANCED MARKETING SERVICES, INC.

Headquartered in San Diego, California, Advanced Marketing Services (AMS) is a leading global provider of customized wholesaling, distribution and custom publishing services to the book industry. The Company provides a full range of value-added services that provide AMS's customers with book buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. AMS' proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to efficiently and effectively manage global book distribution systems for the benefit of its warehouse clubs and bookstore customers. AMS has extensive operations in the U.S., Canada, Mexico, Singapore, the United Kingdom and Australia and employs approximately 1,700 people worldwide.

Recent press releases on Advanced Marketing Services, Inc. are available on both the Company's Website, WWW.ADVMKT.COM, and on PR Newswire, WWW.PRNEWSWIRE.COM.

FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE ARE MADE UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL

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STATEMENTS  OTHER  THAN  STATEMENTS  OF  HISTORICAL  FACT  ARE   FORWARD-LOOKING
STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. CERTAIN IMPORTANT FACTORS COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS INCLUDING FACTORS DISCUSSED FROM TIME TO TIME IN REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.


FOR FURTHER INFORMATION:

INVESTOR RELATIONS:                         MEDIA CONTACTS:
------------------                          --------------
Chuck Williams                              The McQuerter Group
Director of Investor Relations              Greg McQuerter or Tina Wilmott
Advanced Marketing Services, Inc.           (858) 450-0030 x140
(858) 450-3545                              TWILMOTT@MCQUERTER.COM
CHUCKW@ADVMKT.COM HTTP:///